                                                                    Exhibit 99.1


(IXIA LOGO)


FOR IMMEDIATE RELEASE
For more information, contact:
Tom Miller                                                   the blueshirt group
Chief Financial Officer                             Chris Danne, Brinlea Johnson
(818) 444-2325                                                    (415) 217-7722
tmiller@ixiacom.com                          chris or brinlea@blueshirtgroup.com


                      IXIA ANNOUNCES THIRD QUARTER RESULTS
          REVENUES INCREASE 28.3% YEAR-OVER-YEAR AND 8.0% SEQUENTIALLY
                    22ND CONSECUTIVE QUARTER OF PROFITABILITY

CALABASAS, Calif. -- October 16, 2003--Ixia (Nasdaq: XXIA) today reported financial results for the third quarter ended September 30, 2003.

Net revenues for the third quarter of 2003 increased 28.3% on a year-over-year basis to $21.6 million compared to $16.9 million for the third quarter of 2002. Net income on a GAAP basis for the third quarter of 2003 was $2.4 million or $0.04 per diluted share, compared to $1.2 million, or $0.02 per diluted share, for the third quarter of 2002.

Ixia's third quarter GAAP results included non-cash charges of $893,000 for the amortization of acquisition related intangible assets, $397,000 for stock-based compensation and a tax benefit of $582,000 associated with these items. Excluding the effects of these items, non-GAAP net income was $3.1 million, or $0.05 per diluted share, compared to $2.4 million, or $0.04 per diluted share, for the same period last year.

"Revenues increased 8.0% over the prior quarter as we continued to expand our market opportunity and add new customers," commented Errol Ginsberg, President and Chief Executive Officer of Ixia. "Growth was driven by our 10 Gig product line and software sales of ANVL and Chariot, as well as continuing demand for our Ethernet TXS cards. A solid performance domestically with customers such as Ciena, Cisco, Hewlett Packard and Motorola was complemented by a strong performance in the Asia Pacific region. Last year, we restructured our sales effort in this important region, and revenues for the quarter have shown healthy increases in China, Japan, Korea and Taiwan among other key markets."

"The integration of the Chariot product line is on track and sales of Chariot are ahead of schedule," Mr. Ginsberg added. "During the quarter, we added an impressive 93 new customers, largely due to the acquisition. We are having success selling Chariot and our other software products into our core customer base of network equipment manufacturers and carriers, while expanding into the enterprise market with leading companies like Edward Jones, Enterprise Rent-A-Car and Mary Kay. Importantly, many of these customers are purchasing both hardware and software products from Ixia. Non-GAAP gross margins were impacted by the royalty payment related to the acquisition, but remained strong."

During the quarter, Ixia acquired a perpetual license to the source code for the Chariot product line from NetIQ Corporation and the exclusive U.S. and Canadian distribution rights through December 31, 2004 for $17.5 million, plus royalties on sales of the existing Chariot product. Ixia has an option to purchase for $2.5 million the remaining assets of the Chariot product line after December 31, 2004.

As of September 30, 2003, Ixia had approximately $117.6 million in cash and investments with no debt.

Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. ET. Open to the public, a live Web cast of the conference call will be accessible from the "Investors" section of Ixia's Web site (www.ixiacom.com).

Following the live Web cast, an archived version will be available in the "investors" section on the Ixia Web site for 90 days.


NON-GAAP INFORMATION

Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors that is useful in assessing underlying trends in Ixia's business. These non-GAAP financial measures are used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures which is included below.

ABOUT IXIA

Ixia delivers powerful, distributed, multiport traffic generators, and performance and conformance analyzers for wire-speed verification of optical networking equipment, LAN, MAN, WAN, and SAN multilayer switches and routers. Our analysis systems are used in the design, manufacture, and quality assurance stages of network equipment development. Our Real World Traffic solutions address the growing need to test enterprise networks prior to deployment under real load conditions with actual business application traffic. Our network operations applications address the carrier's needs for a higher level of control over the network itself. Ixia's analysis solutions utilize a variety of interfaces - 10/100/1000 Mbps Ethernet, 10 Gigabit Ethernet, Packet Over SONET, BERT, and USB, and are distinguished by their accuracy, reliability, and adaptability to the industry's constant evolution.

For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302;
(818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.

Ixia and the Ixia logo are registered trademarks of Ixia. ANVL is a trademark of Ixia. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements made in this news release are forward-looking statements, including, without limitation, statements regarding possible future revenues and earnings per share, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as "may," "will," "expect," "plan," "believe," "estimate," "predict" or the like. Such statements reflect the Company's current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among other things: the current economic slowdown in general and decreasing capital availability and investment in the telecommunications and data communications industries in particular, consistency of orders from significant customers, our success in exploiting the rights acquired from NetIQ Corporation with respect to the Chariot product, the timing of new product releases, our success in developing and producing new products and market acceptance of our products. These and other risk factors that may affect Ixia's financial results in the future are discussed in Ixia's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2002. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      IXIA
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                        SEPTEMBER 30,  DECEMBER 31,
                                                            2003           2002
                                                         ---------      ---------
                                                        (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                              $  43,045      $  58,865
  Short-term investments in marketable                      24,254         12,050
  securities
  Accounts receivable, net                                  15,004          9,351
  Inventories                                                5,403          5,121
  Prepaid expenses and other current assets                  5,791          6,232
                                                         ---------      ---------

   Total current assets                                     93,497         91,619

Investments in marketable securities                        50,300         51,306
Property and equipment, net                                  6,838          7,003
Goodwill                                                     1,592          1,592
Purchased technology and other intangible
  assets, net                                               21,154          4,030
Other assets                                                 2,511          2,111
                                                         ---------      ---------

   Total assets                                          $ 175,892      $ 157,661
                                                         =========      =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $   1,322      $     960
  Accrued expenses                                           8,667          4,049
  Deferred revenues                                          4,458          1,958
  Income taxes payable                                       1,692          1,527
                                                         ---------      ---------

   Total liabilities                                        16,139          8,494

Shareholders' equity:
  Common stock, without par value; 200,000
   shares authorized, 58,716 and 57,595
   shares issued and outstanding as of September 30,
   2003 and December 31, 2002, respectively                 81,060         79,206
  Additional paid-in capital                                47,166         47,045
  Deferred stock-based compensation                           (816)        (3,036)
  Retained earnings                                         32,343         25,952
                                                         ---------      ---------

   Total shareholders' equity                              159,753        149,167
                                                         ---------      ---------

   Total liabilities and shareholders' equity            $ 175,892      $ 157,661
                                                         =========      =========

                                      IXIA
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                THREE MONTHS ENDED      NINE MONTHS ENDED
                                                   SEPTEMBER 30,          SEPTEMBER 30,
                                                -------------------     -------------------
                                                 2003        2002        2003        2002
                                                -------     -------     -------     -------

Net revenues                                    $21,635     $16,864     $60,484     $49,560
Cost of revenues(1)                               4,153       3,417      11,235       9,777
Amortization of purchased technology                588          --         588          --
                                                -------     -------     -------     -------
   Gross profit                                  16,894      13,447      48,661      39,783

Operating expenses:
  Research and development                        5,169       4,585      15,291      12,776
  Sales and marketing                             6,234       4,919      18,288      14,089
  General and administrative                      2,312       1,751       6,583       5,293
  Amortization of intangible
    assets                                          305         258         770         684
  Stock-based compensation(2)                       364       1,013       1,420       3,972
                                                -------     -------     -------     -------
     Total operating expenses                    14,384      12,526      42,352      36,814
                                                -------     -------     -------     -------

   Income from operations                         2,510         921       6,309       2,969
Interest income, net                                716         692       2,329       2,071
                                                -------     -------     -------     -------
   Income before income taxes                     3,226       1,613       8,638       5,040
Income tax expense                                  813         459       2,247       1,855
                                                -------     -------     -------     -------
   Net income                                   $ 2,413     $ 1,154     $ 6,391     $ 3,185
                                                =======     =======     =======     =======

Earnings per share:
  Basic                                         $  0.04     $  0.02     $  0.11     $  0.06
  Diluted                                       $  0.04     $  0.02     $  0.10     $  0.05

Weighted average number of common
  and common equivalent shares outstanding:
  Basic                                          58,436      57,137      58,028      56,724
  Diluted                                        62,455      60,162      61,674      60,625



(1) Stock-based compensation
     included in Cost of revenues               $    33     $    74     $   125     $   314
                                                =======     =======     =======     =======

(2) Stock-based compensation:
     Research and development                   $   209     $   593     $ 1,094     $ 2,356
     Sales and marketing                             99         272          96       1,072
     General and administrative                      56         148         230         544
                                                -------     -------     -------     -------
                                                $   364     $ 1,013     $ 1,420     $ 3,972
                                                =======     =======     =======     =======

                                      IXIA
                   NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                      THREE MONTHS ENDED       NINE MONTHS ENDED
                                          SEPTEMBER 30,          SEPTEMBER 30,
                                      -------------------     -------------------
                                       2003        2002        2003        2002
                                      -------     -------     -------     -------

Net revenues                          $21,635     $16,864     $60,484     $49,560
Cost of revenues                        4,120       3,343      11,110       9,463
                                      -------     -------     -------     -------
   Gross profit                        17,515      13,521      49,374      40,097

Operating expenses:
  Research and development              5,169       4,585      15,291      12,776
  Sales and marketing                   6,234       4,919      18,288      14,089
  General and administrative            2,312       1,751       6,583       5,293
                                      -------     -------     -------     -------
     Total operating expenses          13,715      11,255      40,162      32,158
                                      -------     -------     -------     -------

   Income from operations               3,800       2,266       9,212       7,939
Interest income, net                      716         692       2,329       2,071
                                      -------     -------     -------     -------
   Income before income taxes           4,516       2,958      11,541      10,010
Income tax expense                      1,395         594       3,287       2,733
                                      -------     -------     -------     -------
   Non-GAAP net income                $ 3,121     $ 2,364     $ 8,254     $ 7,277
                                      =======     =======     =======     =======

Non-GAAP earnings per share:
  Basic                               $  0.05     $  0.04     $  0.14     $  0.13
  Diluted                             $  0.05     $  0.04     $  0.13     $  0.12

Weighted average number of common
  and common equivalent shares
  outstanding:
  Basic                                58,436      57,137      58,028      56,724
  Diluted                              62,455      60,162      61,674      60,625

Reconciliation of Non-GAAP net income to GAAP net income (in thousands, except per share data):

                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                      SEPTEMBER 30,         SEPTEMBER 30,
                                    ------------------    ------------------
                                     2003        2002      2003        2002
                                    ------      ------    ------      -----

 Net income, Non-GAAP               $3,121      $2,364    $8,254      $7,277
 Amortization of purchased            (588)         --      (588)         --
   technology
 Amortization of intangible           (305)       (258)     (770)       (684)
   assets
 Stock-based compensation             (397)     (1,087)   (1,545)     (4,286)
 Income tax effect                     582         135     1,040         878
                                    ------      ------    ------      ------
 GAAP net income                    $2,413      $1,154    $6,391      $3,185
                                    ======      ======    ======      ======

 Diluted weighted average
   number of common shares          62,455      60,162    61,674      60,625

 Non-GAAP diluted earnings per
   share                            $ 0.05      $ 0.04    $ 0.14      $ 0.13
 GAAP diluted earnings per share    $ 0.04      $ 0.02    $ 0.10      $ 0.05